Exhibit 10.88

Execution Copy

SEVENTH LOAN MODIFICATION AGREEMENT

THIS SEVENTH LOAN MODIFICATION AGREEMENT (this “Agreement” or this “Modification”) is made effective as of the _____ day of February, 2010 (the “Effective Date”), by and among: COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Borrower,” whether one or more) and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).

RECITALS:

WHEREAS, pursuant to the terms of that certain Revolving Line of Credit Note dated as of February 22, 2006, by and between Borrower and Lender (and as the same may be further modified, renewed, supplemented or restated, the “Note”), Lender made a loan (the “Loan”) to Borrower in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), as evidenced by the Note;

WHEREAS, pursuant to that certain Loan Modification Agreement dated August 22, 2006 (the “First Loan Modification”), Borrower and Lender agreed to modify the Loan to, among other things, (i) reduce the maximum outstanding principal amount of the Loan to Ten Million and No/100 Dollars ($10,000,000.00); (ii) extend the Maturity Date of the Loan to November 22, 2006 and (iii) make certain other changes in connection with the Loan;

WHEREAS, pursuant to the terms of that certain Second Loan Modification Agreement dated as of November 22, 2006 (the “Second Loan Modification”), Borrower and Lender agreed to, among other things, (i) state that no further advances could be made under the Loan; (ii) reduce the maximum outstanding principal amount of the Loan to Five Million and No/100 Dollars ($5,000,000.00); (iii) extend the Maturity Date of the Loan to December 28, 2007; (iv) modify the payment terms of the Loan; and (v) and make certain other changes in connection with the Loan;

WHEREAS, pursuant to the terms of that certain Third Loan Modification Agreement dated June 28, 2007 (the “Third Loan Modification”), Borrower and Lender agreed to, among other things, (i) extend the Maturity Date of the Loan and (ii) modify the payment terms of the Loan (the “Third Modification Agreement”);

WHEREAS, in consideration of Lender entering into, among other things, the Third Modification Agreement, Highland Avenue (as hereinafter defined) and Homes of Atlanta (as hereinafter defined) agreed, pursuant to the terms of certain modification agreements dated June 28, 2007 to secure the Loan with the Highland Property (as hereinafter defined) and the Atlanta Property (as hereinafter defined);

WHEREAS, pursuant to the terms of that certain Fourth Modification Agreement dated December 27, 2007 (the “Fourth Loan Modification”), Borrower and Lender agreed to modify certain payment terms of the Loan;

WHEREAS, pursuant to the terms of that certain Fifth Modification Agreement dated February 27, 2008 (the “Fifth Loan Modification”), Borrower and Lender agreed to modify certain payment terms of the Loan;

WHEREAS, pursuant to the terms of that certain Sixth Modification Agreement dated November 26, 2008 (the “Sixth Loan Modification”), Borrower and Lender agreed to modify certain payment terms of the Loan;

WHEREAS, the outstanding principal balance under the Loan as of the date hereof is Three Million One Hundred Twenty Thousand and No/100 Dollars ($3,120,000.00);

WHEREAS Lender last received a loan payment from Borrower on May 28, 2008, and interest on the Loan has continued to accrue from and after such date;

WHEREAS, in addition to being the holder of the Loan, Lender was also the holder of: (i) a certain loan made by Lender to Highland Avenue Properties, LLC (“Highland Avenue”) in the original principal amount of Four Million Eight Hundred Fifty One Thousand Two Hundred Thirty-Five and No/100 Dollars ($4,851,235.00) (as the same has been or may be amended, renewed, supplemented or restated from time to time, the “Highland Loan”) which Highland Loan is secured by, among other things, certain property located in Atlanta, Georgia (the “Highland Property”) and (ii) a certain loan made by Lender to Comstock Homes of Atlanta, LLC (“Homes of Atlanta”) in the original principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00)) (as the same has been or may be amended, renewed, supplemented or restated from time to time, the “Atlanta Loan”) which Atlanta Loan is secured by, among other things, certain property located in Jackson County and Paulding County, Georgia (the “Atlanta Property”); all of which has been successfully foreclosed upon by Lender;

WHEREAS, Borrower, Highland Avenue, Homes of Atlanta and Lender have all entered into that certain Forbearance and Conditional Release Agreement (the “Forbearance Agreement”) dated November 26, 2008, whereby Lender agreed to release and hereby does release Borrower, Highland Avenue and Homes of Atlanta from their obligations under the Highland Loan and Atlanta Loan, and forbear from the exercise of its right and remedies against Borrower, Highland Avenue and Homes of Atlanta under such loans;

WHEREAS, at the request of the Borrower, Lender has agreed to, among other things, modify certain payment terms of the Loan;

WHEREAS, Borrower’s obligations under the Note and the other Loan Documents (hereinafter defined) are hereinafter collectively called the “Obligations”; the Note and all other documents and any modification agreement previously, now or hereafter executed and delivered to evidence, secure, guarantee, or in connection with, the Obligations, as the same has been or may be amended, renewed, extended, amended, supplemented or restated, are hereinafter collectively called the “Loan Documents”; and all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Lender with respect thereto, are hereinafter collectively called the “Liens”; and

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties agree as follows:

1. Recitals. The recitals set forth above are a material part of this Agreement, and are incorporated herein as if restated in full.

2. Definitions. All capitalized terms herein, unless otherwise defined herein, shall have the same meaning ascribed to such terms as in the Loan Documents.

3. Interest Rate. Interest on the Loan shall continue to accrue in accordance with the terms of the Note, including and without limitation, the following provisions:

The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a rate equal to the “Stated Rate” (hereinafter defined) computed on the “Annual Basis” (hereinafter defined). As used herein, the term “Stated Rate” means a fluctuating rate of interest equal to the BBA LIBOR Daily Floating Rate (hereinafter defined) plus Two Hundred Twenty (220) basis points per annum. The Stated Rate shall change with each change in the BBA LIBOR Daily Floating Rate as of the date of any such change, without any requirement that the Lender provide notice to the Borrower. As used herein (i) the term “Annual Basis” means computation of interest for the actual number of days elapsed and as if each year were composed of 360 days, and (ii) the term “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for governmental reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then a comparable rate will be reasonably selected by Lender. “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

If Lender determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that any applicable law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of this Note from the date Lender so notifies Borrower until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate of interest equal to the Prime Rate of Lender computed on the Annual Basis. As used herein, (i) the term “Annual Basis” means computation of interest for the actual number of days elapsed and as if each year were composed of 360 days and (ii) the term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Lender as its “prime rate.” Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Lender may make various business or other loans at rates of interest having no relationship to such rate. Each time the Prime Rate changes, the per annum rate of interest on this Note shall change immediately and contemporaneously with such change in the Prime Rate. If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

4. Maturity. All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents, shall be due and payable in full on December 28, 2018 (the “Maturity Date”). The Maturity Date may not be further extended by the Borrower. All amounts due under the Loan are due in full on the Maturity Date. All references to the Maturity Date contained in the Loan Documents shall refer to the Maturity Date as defined in this Agreement.

5. Payments. Payments of principal and interest under the Loan shall be due and payable as follows:

(a) No payments of principal or interest shall be due prior to January 28, 2011 (“First Interest Payment Date”).

(b) On the First Interest Payment Date, Borrower shall make a payment of all then accrued and unpaid interest on the Loan at the Stated Rate;

(c) On February 28, 2011 and on the 28th of each month thereafter (each such date, a “Payment Date”) through and including Maturity Date, Borrower shall make monthly payments of all accrued and unpaid interest on the Loan at the Stated Rate.

(d) Commencing January 28, 2012 and continuing on each and every successive Payment Date thereafter through November 28, 2018, in addition to monthly payments of interest, Borrower shall make consecutive monthly payments of principal in the amount of Thirty-Seven Thousand One Hundred Forty Two and 86/100 Dollars ($37,142.86) each.

(e) On the Maturity Date, Borrower shall pay the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon at the Stated Rate, and all other amounts due under this Agreement or any other Loan Document.

6. Modification Fees. Borrower shall pay a modification fee to the Lender in connection with this Modification in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Seventh Loan Modification Fee”), which fee shall be paid in full on the Effective Date hereof by wire transfer. Borrower has previously agreed to pay a modification fee to the Lender in connection with the Sixth Modification in the amount of Four Hundred Ninety-One Thousand Nine Hundred Eighty-Eight and No/100 Dollars ($491,988.00) (the “Sixth Loan Modification Fee”), which fee shall accrue interest at the Stated Rate from the date of the Sixth Modification until paid in full; such repayment terms being hereafter restated in this Modification. The Sixth Loan Modification Fee shall continue to be due and payable as follows:

(a) On the First Interest Payment Date, Borrower shall make a payment of all then accrued and unpaid interest on the Sixth Loan Modification Fee.

(b) On each and every successive Payment Date thereafter through and including the Maturity Date, Borrower shall make monthly payments of all accrued and unpaid interest on the Sixth Loan Modification Fee.

(c) Commencing January 28, 2012 and continuing on each and every successive Payment Date thereafter through November 28, 2018, in addition to monthly payments of interest on the Sixth Loan Modification Fee, Borrower shall make monthly payments of a portion of the Sixth Loan Modification Fee in the amount of Five Thousand Eight Hundred Fifty-Seven and 00/100 Dollars ($5,857.00) each.

(d) On the Maturity Date, Borrower shall pay the entire unpaid balance of the Sixth Loan Modification Fee, together with all accrued but unpaid interest thereon at the Stated Rate.

7. Past Due Rate. Any principal of, and to the extent permitted by applicable law, any interest on such principal, and any other sum payable hereunder, which is not paid when due, including, without limitation, the Sixth Loan Modification Fee, shall bear interest from the date due and payable until paid, payable on demand, at a rate per annum (the “Past Due Rate”) equal to the Stated Rate plus four percent (4%).

8. Late Charges. If Borrower fails to make any payment under the terms of the Loan as modified herein within fifteen (15) days after the date such payment is due, including and without limitation, the Sixth Loan Modification Fee, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of the Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, the Past Due Rate and any other remedy Lender may have, whether authorized herein or by law, and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default.

9. Default. Upon the occurrence of any default under the Loan that is not cured within any applicable cure period, at Lender’s election, the full principal amount of the Loan together with all accrued and unpaid interest thereon and the full Sixth Loan Modification Fee, together with all accrued and unpaid interest thereon and any applicable fees as set forth herein or in any of the other Loan Documents, shall be immediately due and payable in full.

10. Borrower’s Representations and Warranties. The Borrower hereby represents and warrants that: (a) the execution and delivery of this Agreement does not contravene, result in a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and does not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or any of Borrower’s property is subject; (b) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (c) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (d) there are no offsets, claims or defenses with respect to the Obligations; and (e) Borrower is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the Commonwealth of Virginia. Except as set forth on Exhibit A hereto or otherwise disclosed in its public filings from time to time, the Borrower further represents and warrants that there is no material suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or (ii) which affects title to any of Borrower’s property or the Borrower’s title to any of Borrower’s property, or (iii) which affects the validity enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold the Lender harmless against any loss, claim damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.

11. Renewal; Lien Continuation; No Novation. Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Agreement. All Obligations evidenced by the Note are hereby ratified and confirmed as valid, subsisting and the Liens are hereby ratified and confirmed as valid, subsisting and securing the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Obligations or the Liens. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.

12. Expenses. Borrower shall pay all attorneys fees, costs and expenses incurred by Lender in connection with (i) this Agreement or (ii) the restructuring of the Loan.

13. Authorization. At the time of execution of this Agreement, Borrower shall, if and to the extent requested by Lender, deliver to Lender (a) an opinion of Borrower’s counsel dated the date hereof, in form and substance satisfactory to Lender, that this Agreement has been duly authorized, executed and delivered by Borrower and is binding on, and enforceable against, the Borrower in accordance with its terms; and (b) such other evidence of due authorization and execution by the Borrower as the Lender may require.

14. Further Assurances. The Borrower agrees to execute and deliver to the Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.

15. No Defenses. Borrower represents and warrants that Borrower has no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which Borrower can assert against Lender in connection with the making, closing, administration, collection or enforcement by Lender of the Loan Documents, this Agreement or any related agreements.

16. No Waiver by Lender. Borrower acknowledges and agrees that the execution of this Agreement by the Lender is not intended nor shall it be construed as (a) an actual or implied waiver of any, default under the Note, any Deed to Secure Debt which encumbered the Highland Property or the Atlanta Property or any other Loan Document, or (b) an actual or implied waiver of any condition or obligation imposed upon the Borrower pursuant to the Note, any Deed to Secure Debt which encumbered the Highland Property or the Atlanta Property or any other Loan Document.

17. Borrower’s Performance. If Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this or any other Loan Document, then Lender (in Borrower’s name or in its own name) may, but is under no obligation to, perform them or cause them to be performed for the account of Borrower at Borrower’s sole expense. Any and all expenses thus incurred or paid by Lender shall be Borrower’s demand obligations to Lender and shall bear interest, from the date of Lender’s payment of any such obligation or expense for Borrower’s account until the date on which Borrower repays it to Lender, at the default rate of interest set forth in the Note. Upon making any such payment or incurring any such expense, Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note secured by any Deed to Secure Debt which encumbered the Highland Property or the Atlanta Property and the other Loan Documents. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of Lender’s officers or agents.

18. Release. Upon the Effective Date, and in consideration of Lender’s entering into this Agreement, Borrower, for itself and its affiliates, heirs, executors, successors and assigns, hereby fully and forever release, relinquish, discharge, settle and compromise any and all claims, cross-claims, counterclaims, causes, damages and actions of every kind and character, and all suits, costs, damages, expenses, compensation and liabilities of every kind, character and description, whether direct or indirect, known or unknown, in law or in equity, which it has, had, may have, or will have against Lender, and/or any of its affiliates, parents, directors, agents, representatives, officers, employees, attorneys, consultants, or contractors (collectively, the “Lender Parties”) on account of, arising, or resulting from, or in any manner incidental to, any and every thing or event occurring or failing to occur at any time in the past up to and including the Effective Date hereof, including, without limitation, any claims relating to the Loan, the Loan Documents, this Agreement, any act and event relating to Lender’s administration of the Loans or any other obligations related thereto, any other transaction contemplated by this Agreement, and any act and event at any time in the past up to and including the Effective Date hereof, relating to any Lender Parties (collectively, the “Claims”). In addition, Borrower covenants not to sue any of the Lender Parties on account of any Claims.

19. Miscellaneous. To the extent of any conflict between the Note (or any earlier modification of it) and this Agreement, this Agreement shall control. Except as hereby expressly modified, all terms of the Note and all other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, however, no party other than the Lender shall assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by the Lender and the Borrower; (c) SHALL BE GOVERNED BY (INCLUDING BUT NOT LIMITED TO ITS VALIDITY, ENFORCEMENT AND INTERPRETATION) THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND UNITED STATES FEDERAL LAW; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. “Borrower” shall include, in their individual capacities and jointly, all parties hereinabove named as the Borrower. The duties, covenants, conditions, obligations, and warranties of the Borrower in this Agreement shall be joint and several obligations of the Borrower and, if more than one, of each party named as the Borrower hereinabove, and each such party’s heirs, legal representatives, successors and assigns. If any Borrower is a corporation, partnership or other legal entity, the Borrower and the person or persons signing for it represent and warrant to the Lender that this Agreement is duly executed, acknowledged and delivered by the Borrower’s duly authorized representatives. Whenever used herein, the singular number shall include the plural and the plural the singular, and any gender shall be applicable to all genders. The use of the words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement and not to any particular section, paragraph or provision. The headings in this Agreement shall be accorded no significance in interpreting it.

20. Financing Statements. Borrower authorizes the Lender, from time to time and without expense to the Lender, to file in such filing office or offices as the Lender may select, any financing statements and extensions, renewals or amendments thereof, naming the Borrower as debtor and in such form as the Lender may require, in order to further evidence or perfect Lender’s security interests granted pursuant to the Loan Documents.

[Signatures to Follow On Next Page]

EXECUTED ON THE DATE OR DATES OF THE ACKNOWLEDGMENTS HEREOF, BUT EFFECTIVE AS OF THE DATE FIRST STATED IN THIS AGREEMENT.

WITNESS:	BORROWER:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation

By:
Print Name:	Print Name:
Print Title:

[SEAL]

COMMONWEALTH OF VIRGINIA       )

                                                                     ) ss:

COUNTY OF _____________                  )

I, _________________________________, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that _________________________, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this _____ day of ________________, 2010, personally appeared before me in said jurisdiction and acknowledged that he is the ___________________ of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation which is a party to the foregoing instrument; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this ____ day of __________________, 2010.

Notary Public
(SEAL)
My Commission expires:

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WITNESS:		LENDER:

BANK OF AMERICA, N.A.

By:
Print Name:		Print Name:
Print Title:

[CORPORATE SEAL]

STATE OF CONNECTICUT	)
) ss:
COUNTY OF FAIRFIELD	)

I, _________________________________, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that ___________________, who is personally well known to me as (or satisfactorily proven to me to be) the person who signed the foregoing instrument executed this _____ day of _____________, 2010, personally appeared before me in said jurisdiction and acknowledged that he is the _____________________ of BANK OF AMERICA, N.A., a national banking association; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed and the act and deed of BANK OF AMERICA, N.A.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this _____ day of ____________, 2010.

Notary Public
(SEAL)

My Commission expires: